UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 or l5(d) of the

Securities Exchange Act of l934

July 14, 2014

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

On July 14, 2014, with retroactive effect to July 1, 2014 (the “Effective Date”), SP Plus Corporation (the “Company”) entered into an Executive Employment Agreement with Hector Chevalier (the “Employment Agreement”) to serve as an Executive Vice President. Most recently, Mr. Chevalier served as the Company’s Senior Vice President for the greater New York metropolitan area, and in his new position he will now oversee the Company’s New York Tri-State Division.

The Employment Agreement has a one-year term from the Effective Date, and automatically renews for one-year periods unless either party provides not less than 180 days notice of an intention not to renew the Employment Agreement. The Employment Agreement provides Mr. Chevalier with the following compensation and benefits:

•                  Annual base salary of no less than $373,250, subject to review annually in accordance with the Company’s review policies and practices then in effect;

•                  Participation in any annual bonus program maintained by the Company for its senior executives;

•                  Participation in the Company’s Equity Plan on a similar basis to the Company’s other senior executives; and

•                  Participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.

The Employment Agreement provides that Mr. Chevalier is entitled to certain salary and benefits continuation upon termination of employment depending upon the reason for termination. The Employment Agreement also provides that Mr. Chevalier may not disclose or use any trade secrets or confidential information of the Company during or after the term of the Employment Agreement. During his employment with the Company and for a period of 24 months following his termination of employment of any reason, Mr. Chevalier is precluded from engaging or assisting in any business that is in competition with the Company and from soliciting any Company client, customer, business referral source, officer, employee or representative.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Index

10.1                        Employment Agreement between the Company and Hector Chevalier dated July 14, 2014 and made effective as of July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: July 16, 2014	By:	/s/ VANCE C. JOHNSTON
Vance C. Johnston,
Chief Financial Officer and Treasurer